                                                                 EXHIBIT 4(f)(3)





                                                                  EXECUTION COPY
--------------------------------------------------------------------------------



                                CONTRIBUTION AGREEMENT


                                       between


                            CREDIT ACCEPTANCE CORPORATION,
                                a Michigan corporation

                                         and

                                  CAC FUNDING CORP.,
                                 a Nevada corporation




                               Dated as of July 7, 1998




--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


                                   ARTICLE I
                                  DEFINITIONS
SECTION 1.1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.2.   Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.3.   Computation of Time Periods . . . . . . . . . . . . . . . . . . . . .2

                                     ARTICLE II
                        CONTRIBUTION AND SERVICING OF LOANS
SECTION 2.1         Contribution and Sale of Loans
SECTION 2.2.   Servicing of Loans. . . . . . . . . . . . . . . . . . . . . . . . . .4

                                    ARTICLE III
                             CONSIDERATION AND PAYMENT
SECTION 3.1.   Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 3.2.   Delivery of the Shares. . . . . . . . . . . . . . . . . . . . . . . .5

                                     ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES
SECTION 4.1.   Representations and Warranties. . . . . . . . . . . . . . . . . . . .5
SECTION 4.2.   Reaffirmation of Representations and Warranties by CAC;
               Notice of Breach. . . . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 5.1.   Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 5.2.   Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .9
SECTION 5.3.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                                     ARTICLE VI
                               REPURCHASE OBLIGATION
SECTION 6.1.   Mandatory Repurchase upon Breach of Warranty. . . . . . . . . . . . 11
SECTION 6.2.   No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                                    ARTICLE VII
                                CONDITIONS PRECEDENT
SECTION 7.1.   Conditions to Funding's Obligations Regarding Loans . . . . . . . . 11

                                    ARTICLE VIII
                                TERM AND TERMINATION
SECTION 8.1.   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 8.2.   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . 13


                                     ARTICLE IX
                              MISCELLANEOUS PROVISIONS
SECTION 9.1.   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 9.3.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 9.4.   Severability of Provisions. . . . . . . . . . . . . . . . . . . . . 14
SECTION 9.5.   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 9.6.   Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 9.7.   No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . . 15
SECTION 9.8.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 9.9.   Binding Effect; Third-Party Beneficiaries . . . . . . . . . . . . . 15
SECTION 9.10.  Merger and Integration. . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 9.11.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 9.12.  Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                                                                 EXHIBIT 4(f)(3)



Exhibit A -- List of Dealer Agreements and Loans

                                CONTRIBUTION AGREEMENT

     This CONTRIBUTION AGREEMENT, dated as of July 7, 1998 (the "AGREEMENT"), is made between CREDIT ACCEPTANCE CORPORATION, a Michigan corporation ("CAC") and CAC FUNDING CORP., a Nevada corporation ("Funding").

     Funding desires to acquire from time to time certain Loans and related property including CAC's rights in the Dealer Agreements and Contracts securing payment of such Loans and the Collections derived therefrom during the full term of this Agreement, and CAC desires to transfer, convey and assign from time to time such Loans and related property to the Purchaser upon the terms and conditions hereinafter set forth. CAC has also agreed to service the Loans and related property to be transferred, conveyed and assigned to Funding.

     In consideration of the premises and the mutual agreements set forth herein, it is hereby agreed by and between CAC and Funding as follows:

                                      ARTICLE I
                                     DEFINITIONS

     SECTION 1.1. DEFINITIONS. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Security Agreement or the Note Purchase Agreement, and shall include in the singular number the plural and in the plural number the singular:

     "ADVERSE CLAIM" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (other than the interests of a Dealer under a Dealer Agreement).

     "AGENT" shall mean NationsBank, N.A., as agent on behalf of Kitty Hawk and the Bank Investors appointed pursuant to the Note Purchase Agreement and its successors and assigns.

     "CLOSING DATE" shall mean July 7, 1998.

     "CONTRIBUTED PROPERTY" means (i) all Loans, including, without limitation, all monies due or to become due, and all monies received, with respect thereto on or after the Cut-Off Date, all Related Security therefor, (ii) all Records with respect to the Loans, (iii) all of CAC's right, title and interest in and to a business interruption insurance policy number FIP 000490002 issued by Fidelity & Deposit Company of

Maryland, (iv) all Collections and (v) and all proceeds (including "proceeds" as defined in the UCC) of any of the foregoing.

     "EVENT OF BANKRUPTCY" shall mean CAC or Funding voluntarily seeking, consenting to or acquiescing in the benefit or benefits of any Debtor Relief Law or similar proceeding or becoming a party to (or be made the subject of ) any proceeding provided for by any Debtor Relief Law or similar proceedings of or relating to CAC or Funding, or relating to all or substantially all of their respective properties, other than as a creditor or claimant, and in the event such proceeding is involuntary, the petition instituting the same is not dismissed within 60 days of its filing; or CAC or Funding, as its debts generally become due, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations.

     "KITTY HAWK" shall mean Kitty Hawk Funding Corporation, a Delaware corporation, and its successors and assigns.

     "LOAN" shall mean all amounts advanced by CAC under a Dealer Agreement and payable from Collections, including servicing charges, insurance charges and service policies and all related finance charges, late charges, and all other fees and charges charged to customers; PROVIDED, HOWEVER, that the term "Loan" shall include only those Loans identified on Exhibit A hereto, as amended from time to time in accordance herewith.

     "RELEVANT UCC" shall mean the Uniform Commercial Code as in effect in the States of New York and Michigan, as applicable.

     "SECURITY AGREEMENT" means the Security Agreement, dated as of July 7, 1998, by and among CAC, Funding, Kitty Hawk and NationsBank N.A., as Agent and Bank Investor, as such agreement may be amended, modified or supplemented from time to time.

     "SERVICER" means CAC, or its successors and assigns, acting pursuant to the Servicing Agreement of even date herewith between Funding and CAC.

     "SUBSEQUENT CONTRIBUTION DATE" means any date on which Loans are contributed by the Seller to Funding after the date hereof.

     "TERMINATION DATE" shall have the meaning specified in Section 8.1.

     SECTION 1.2. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

     SECTION 1.3. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                      ARTICLE II
                         CONTRIBUTION AND SERVICING OF LOANS

     SECTION 2.1 CONTRIBUTION AND SALE OF LOANS. (a) Upon the terms and subject to the conditions set forth herein (i) CAC hereby assigns, transfers and conveys to Funding, and Funding hereby accepts from CAC, on the terms and subject to the conditions specifically set forth herein, all of CAC's right, title and interest, in, to and under the Contributed Property conveyed on the Closing Date and, (ii) CAC hereby agrees, on each Subsequent Contribution Date, to assign, transfer and convey to Funding, and Funding hereby agrees to accept from CAC, on the terms and subject to the conditions specifically set forth herein, all of CAC's right, title and interest, in, to, and under any Contributed Property conveyed on such Subsequent Contribution Date. Any such sale, assignment, transfer and conveyance does not constitute an assumption by Funding of any obligations of CAC or any other Person to Obligors or to any other Person in connection with the Loans or under any Related Security, Dealer Agreement or other agreement and instrument relating to the Loans.

     (b) In connection with any such foregoing conveyance, CAC agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Contributed Property conveyed by CAC hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of Funding created hereby under the Relevant UCC (subject, in the case of Related Security constituting returned inventory, to the applicable provisions of Section 9-306 of the Relevant UCC) against all creditors of and purchasers from CAC, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to Funding on the Closing Date.

     (c) CAC agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as Funding may reasonably request in order to perfect or protect the interest of Funding in the Loans and other Contributed Property purchased hereunder or to enable Funding to exercise or enforce any of its rights hereunder. CAC shall, upon request of Funding, obtain such additional search reports as Funding shall request. To the fullest extent permitted by applicable law, Funding shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without CAC's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

     (d) It is the express intent of CAC and Funding that the conveyance of the Loans and other Contributed Property by CAC to Funding pursuant to this Agreement be construed as a complete transfer of such Loans and other Contributed Property by CAC to Funding. Further, it is not the intention of CAC and Funding that such conveyance be deemed a grant of a security interest in the Loans and other Contributed Property by CAC to Funding to secure a debt or other obligation of CAC. However, in the event that, notwithstanding the express intent of the parties, the Loans and other Contributed Property are construed to constitute property of CAC, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and
(ii) the conveyance by CAC provided for in this Agreement shall be deemed to be, and CAC hereby grants to Funding, a security interest in, to and under all of CAC's right, title and interest in, to and under the Contributed Property, to secure the rights of Funding set forth in this Agreement or as may be determined in connection therewith by applicable law. CAC and Funding shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Loans and other Contributed Property, such security interest would be deemed to be a perfected security interest in favor of Funding under applicable law and will be maintained as such throughout the term of this Agreement.

     (e) In connection with such conveyance, CAC agrees to deliver to Funding on the Closing Date, one or more computer files or microfiche lists containing true and complete lists of all Dealer Agreements and Loans conveyed to Funding on the Closing Date, and all Contracts securing all such Loans, identified by account number, dealer number, and pool number and Outstanding Balance as of the Cut-Off Date. Such file or list shall be marked as Exhibit A to this Agreement, shall be delivered to Funding as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

     CAC further agrees to deliver to Funding on each Subsequent Contribution Date, one or more computer files or microfiche lists containing true and complete lists of all Dealer Agreements and Loans conveyed to Funding on such Subsequent Contribution Date, and all Contracts securing all such Loans, identified by account number, dealer number, and pool number and Outstanding Balance as of two days prior to such Subsequent Contribution Date. Such file or list shall be marked as Exhibit A to this Agreement, shall be delivered to Funding as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

     SECTION 2.2. SERVICING OF LOANS. The servicing, administering and collection of the Loans shall be conducted by the Servicer, which hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Loan from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which the Servicer employs in servicing similar loans for its own account, in accordance with the Credit Guidelines and the Collection Guidelines. Funding hereby appoints the Servicer as its agent to enforce Funding's rights and interests in, to and under the Loans, the Related Security, the Collections, and the other Contributed Property. The Servicer shall hold in trust for Funding, in accordance with its interests, all Records which evidence or relate to the Loans, Related Security, Collections and other Contributed Property. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Termination Event or a Servicer Event of Default (each as defined in the Security Agreement), the Agent or Kitty Hawk shall have the absolute and unlimited right to terminate the Servicer's servicing activities described in this Section 2.2. In consideration of the foregoing, Funding agrees to pay the Servicer a Monthly Servicing Fee for its performance of the duties and obligations described in this Section 2.2; PROVIDED that any such monthly payment shall be reduced by any amounts payable in such month by Kitty Hawk or the Bank Investors to the Servicer, in its capacity as Servicer pursuant to the Security Agreement.

                                     ARTICLE III
                           CONSIDERATION AND PAYMENT; LOANS

     SECTION 3.1. CONSIDERATION. The consideration for the Loans and other Contributed Property conveyed on the Closing Date or on any Subsequent Contribution Date to Funding by CAC under this Agreement shall be 1,000 shares of common stock, par value $1.00 each (the "Shares"). The Contributed Property shall be deemed to have a value equal to the aggregate principal amount of the Loans contributed by CAC to Funding on the Closing Date or on any Subsequent Contribution Date, as applicable.

     SECTION 3.2. DELIVERY OF THE SHARES. The Shares shall be issued and delivered to CAC on the Closing Date and shall be evidenced by an appropriate stock certificate duly executed by officers of Funding, which certificate shall bear an appropriate restrictive legend to the effect that the Shares may not be sold or otherwise transferred by CAC with the prior consent of Funding, except that CAC may transfer its ownership of the Shares to a wholly-owned subsidiary.

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. CAC represents and warrants to Funding as of the Closing Date and each Subsequent Contribution Date that:

     (a) CORPORATE EXISTENCE AND POWER. CAC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. CAC is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a material adverse effect.

     (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by CAC of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing by Seller of UCC financing statements as required by this Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Articles of Incorporation or Bylaws or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon CAC, or result in the creation or imposition of any Adverse Claim on the assets of CAC or any of its subsidiaries (except those created by this Agreement).

     (c) BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of CAC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

     (d) PERFECTION. CAC is the owner of all of the Loans and the other Contributed Property, free and clear of all Adverse Claims. On or prior to the date of each contribution of Loans and the other Contributed Property to Funding pursuant to this Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of Funding in and to the Loans and the other Contributed Property against all creditors of and purchasers from CAC will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e) ACCURACY OF INFORMATION. All information heretofore furnished by CAC to Funding, the Agent, Kitty Hawk and any Bank Investor for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by CAC to Funding, the Agent, Kitty Hawk and any Bank Investor will be, true and accurate in every material respect, on the date such information is stated or certified.

     (f) TAX STATUS. CAC has filed all material tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

     (g) ACTION, SUITS. Except as set forth in this Agreement, there are no actions, suits or proceedings pending, or to the knowledge of CAC, threatened against or affecting CAC or any Affiliate of CAC or its properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a material adverse effect.

     (h) PLACE OF BUSINESS. The principal place of business and chief executive office of CAC is in Southfield, Michigan, and the office where CAC keeps all of its Records is at the address listed in Section 9.3, or such other locations notified to Funding in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

     (i) GOOD TITLE. Upon the contribution of the Loans and related property to Funding pursuant to this Agreement, Funding shall acquire all of CAC's ownership and other interest in each Loan (and in the Related Security, Collections and proceeds with respect thereto) and in the Related Security, Collections and proceeds with respect thereto, in each case free and clear of any Adverse Claim.

     (j) TRADENAMES, ETC. As of the date hereof CAC has not, within the last five (5) years, operated under any tradenames other than its corporate name, nor has it changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

     (k) NATURE OF LOANS, CONTRACTS. Each Loan represented by CAC to be an Eligible Loan, or included in the calculation of the Aggregate Outstanding Eligible Loan Balance, at the time of such representation, or at the time of such calculation, as applicable, in fact satisfies the definition of "Eligible Loan" set forth in the Security Agreement. Each Contract classified as an "Eligible Contract" (or included in any aggregation of balances of "Eligible Contracts") by CAC satisfies at the time of such classification the definition of "Eligible Contract" set forth in the Security Agreement.

     (l) AMOUNT OF LOANS. As of the Cut-Off Date, the aggregate Outstanding Balance of the Eligible Loans was at least $69,712,673.71.

     (m) COLLECTION GUIDELINES. Since May 1, 1998, there have been no material changes in the Collection Guidelines other than as permitted hereunder and under the Security Agreement. Since such date, no material adverse change has occurred in the overall rate of collection of the Loans.

     (n) COLLECTIONS AND SERVICING. Since April 1, 1998, there has been no material adverse change in the ability of the Servicer to service and collect the Loans.

     (o) NOT AN INVESTMENT COMPANY. CAC is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or each is exempt from all provisions of such Act.

     (p) ERISA. Each of CAC and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Loans.

     (q) BULK SALES. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

     (r) PREFERENCE; VOIDABILITY. The transfer of the Loans, Collections, Related Security and other Contributed Property by the Servicer to Funding, has not been made for or on account of an antecedent debt owed by Funding to CAC, or by CAC to Funding, and neither of such transfers is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Section Section 101 et seq.), as amended.

     (s) CONSENTS, LICENSES, APPROVALS. With respect to each Dealer Agreement and each Loan and Contract and all other Contributed Property, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CAC, in connection with the conveyance of such Loan, Contract or other Contributed Property to Funding have been duly obtained, effected or given and are in full force and effect.

     (t) EXHIBIT A. Exhibit A to this Agreement is and will be an accurate and complete listing of all Dealer Agreements and Loans in all material respects and all Contracts securing such Loans on the date each such Dealer Agreement, Contract and Loan was added to Exhibit A, and the information contained therein with respect to the identity of such Dealer Agreements and Loans and all Contracts securing such Loans and the Outstanding Balances thereunder and under the related Contracts is and will be true and correct in all material respects as of each such date.

     (u) ADVERSE SELECTION. No selection procedure believed by CAC to be adverse to the interests of Funding has been or will be used in selecting the Dealer Agreements or the Loans (it being expressly understood that the Loans consist of closed pools of Loans under the related Dealer Agreements).

     (v) USE OF PROCEEDS. No proceeds of any contribution hereunder will be used for a purpose that violates, or would be inconsistent with, regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

     SECTION 4.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY CAC; NOTICE OF BREACH. On each Subsequent Contribution Date, with respect to any Contributed Property that is contributed on such date, CAC shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Loans to Funding, and termination of the rights and obligations of Funding and CAC under this Agreement. Upon discovery by Funding or CAC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three Business Days of such discovery.

                                      ARTICLE V
                          COVENANTS OF CAC AND THE SERVICER

     SECTION 5.1. AFFIRMATIVE COVENANTS. So long as this Agreement is in effect, and until all Loans, an interest in which has been contributed to Funding pursuant hereto, shall have been paid in full or written-off as uncollectible, and all amounts owed by CAC pursuant to this Agreement have been paid in full, unless Funding otherwise consents in writing, CAC and the Servicer hereby covenant and agree as follows:

     (a) CONDUCT OF BUSINESS. CAC and the Servicer will each, and the Servicer will cause its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and each of CAC and Servicer will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     (b) COMPLIANCE WITH LAWS. CAC and the Servicer will, and each will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

     (c) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. CAC and the Servicer will furnish to Funding from time to time such information with respect to the Loans as Funding may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Loan. CAC and the Servicer will at any time and from time to time during regular business hours permit Funding, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of CAC for the purpose of examining such Records, and to discuss matters relating to Loans or CAC's performance hereunder with any of the officers, directors, employees or independent public accountants of CAC or the Servicer having knowledge of such matters.

     (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. CAC and the Servicer will each maintain a system of accounting established and administered in accordance with GAAP, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Loans in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans (including, without limitation, records adequate to permit adjustments to each existing Loan). CAC and the Servicer will each give Funding and the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

     (e) PERFORMANCE AND COMPLIANCE WITH LOANS AND DEALER AGREEMENTS. CAC and the Servicer, at their expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by either of them under the Dealer Agreements related to the Loans.

     (f) CREDIT AND COLLECTION POLICIES. CAC and the Servicer will comply in all material respects with the Credit Guidelines (as in effect on the Closing
Date) and the Collection Guidelines in regard to each Loan and the related Dealer Agreement.

     (g) COLLECTIONS RECEIVED. The Servicer shall hold in trust, and deposit to the Collection Account, not later than the close of business on the second Business Day following the Date of Processing, all Collections received from time to time by the Servicer.

     (h) SALE TREATMENT. CAC agrees to treat the conveyance of the Contributed Property made pursuant to this Agreement for all purposes (including, without limitation, tax and financial accounting purposes) as a complete disposition and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a complete disposition of the Loans to Funding.

     (i) ERISA. CAC and the Servicer shall each promptly give Funding written notice upon becoming aware that CAC or the Servicer, or any of the Servicer's Subsidiaries, is not in compliance in all material respects with ERISA or that any ERISA lien on any of the Loans exists.

     SECTION 5.2. NEGATIVE COVENANTS. During the term of this Agreement, unless the Agent and Funding shall otherwise consent in writing:


     (a) NO SALES, LIENS, ETC. Except as otherwise provided herein, CAC will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (i) any of the Loans, the Related Security, Collections or other Contributed Property, (ii) any goods (other than inventory), the sale, which may give rise to any Loan, Related Security or Collections or other Contributed Property (subject, in each case with respect to Related Security constituting returned inventory, to the applicable provisions of Section 9-306 of the Relevant UCC) or (iii) upon or with respect to any account to which any Collections of any Loan are sent, or, in each case, assign any right to receive income in respect thereof. CAC shall, and will cause each of its Subsidiaries to, specifically exclude from the property subject to any Adverse Claim granted on inventory any and all accounts receivable generated by sales of such inventory and the proceeds thereof and shall provide, upon Funding's request, evidence satisfactory to Funding that any such Adverse Claim (and each related UCC financing statement or other related filing) expressly excludes any such accounts receivable. CAC will provide Funding and the Agent with a copy of any inventory financing agreement at least three Business Days prior to the effectiveness thereof.

     (b) NO EXTENSION OR AMENDMENT OF LOANS. Neither CAC nor the Servicer will extend, amend or otherwise modify the terms of any Loan, or amend, modify or waive any term or condition of any Dealer Agreement related thereto, except as permitted by any other Transaction Document.

     (c) NO CHANGE IN BUSINESS OR CREDIT GUIDELINES. Except as provided in the Security Agreement, neither CAC nor the Servicer will make any change in the character of its business or in the Credit Guidelines or the Collection Guidelines, which change might, in either case, impair the collectability of any substantial portion of the Loans or otherwise result in a material adverse effect.

     (d) CHANGE IN THE COLLECTION ACCOUNT. Neither CAC nor the Servicer will add or terminate, or make any change to, the Collection Account, except in accordance with the Security Agreement.

     (e) CHANGE OF NAME, ETC. Neither CAC nor the Servicer will change its name, identity or structure or location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change CAC or the Servicer, as the case may be, delivers to Funding and the Agent such documents, instruments or agreements, including, without limitation, appropriate financing statements under the Relevant UCC, executed by CAC, as are necessary to reflect such change and to continue the perfection of Funding's and any assignee's interest in the Loans.

     (f) SEPARATE BUSINESS. Neither CAC nor the Servicer will: (i) fail to maintain separate books, financial statements, accounting records and other corporate documents from those of Funding; (ii) commingle any of its assets or the assets of any of its Affiliates with those of Funding; (iii) pay from its own assets any obligation or indebtedness of any kind incurred by Funding; (iv) directly, or through any of its Affiliates, borrow funds or accept credit or guaranties from Funding except pursuant to this Agreement in connection with the purchase of the Loans.

     SECTION 5.3. INDEMNIFICATION. CAC and the Servicer, jointly and severally, agree to indemnify, defend and hold Funding harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which Funding or any assignee thereof may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by CAC or the Servicer of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by CAC or the Servicer hereunder, being untrue in any material respect at any time. The obligations of CAC and the Servicer under this Section 5.3 shall be considered to have been relied upon by Funding, Kitty Hawk and the Agent and shall survive the execution, delivery, performance and termination of this Agreement, regardless of any investigation made by Funding, Kitty Hawk or the Agent or on behalf of any of them.

                                      ARTICLE VI
                                REPURCHASE OBLIGATION

     SECTION 6.1. MANDATORY REPURCHASE UPON BREACH OF WARRANTY. If any Loan, which has been contributed to Funding by CAC hereunder and which has been reported by CAC to be an Eligible Loan, shall fail to meet the conditions set forth in the definition of "Eligible Loan" on the date of such report or for which any representation or warranty made herein in respect of such Loan shall fail to be true on the date so made, CAC shall be deemed to have received on such day a Collection of such Loan in full and shall on such day pay to Funding an amount equal to the aggregate Outstanding Balance of such Loan. If on any day any Contract, which has been contributed to Funding by CAC hereunder and which has been reported by CAC to be an Eligible Contract, shall fail to meet the conditions set forth in the definition of "Eligible Contract" on the date of such report or for which any representation or warranty made herein in respect of such Contract shall fail to be true on the date so made, CAC shall be deemed to have received on such day a Collection in the amount of the Outstanding Balance of such Contract and shall on such day pay to Funding an amount equal to the outstanding Balance of such Contract. For purposes of this Section 6.1, Outstanding Balance shall be calculated as of the last day of the immediately preceding collection period. Upon the request of CAC, Funding shall release its security interest on the Loans and the Contracts for which payment has been made in accordance with this Section 6.1; PROVIDED, HOWEVER, that any Income Collections relating to any such Loans accrued through the date of the release of the security interest in such Loans shall continue to be pledged to Funding.

     SECTION 6.2. NO RECOURSE. Except as otherwise provided in this Article VI, the purchase and sale of the Loans under this Agreement shall be without recourse to CAC or the Servicer.

                                     ARTICLE VII
                                 CONDITIONS PRECEDENT

     SECTION 7.1. CONDITIONS TO FUNDING'S OBLIGATIONS REGARDING LOANS. Consummation of the transactions contemplated hereby on the Closing Date and on any Subsequent Contribution Date shall be subject to the satisfaction of the following conditions:

     (a)  All representations and warranties of CAC and the

Servicer contained in this Agreement shall be true and correct on the Closing Date and on each Subsequent Contribution Date thereafter with the same effect as though such representations and warranties had been made on such date;

     (b) All information concerning the Loans provided to Funding shall be true and correct in all material respects as of the Closing Date, in the case of any Loans sold on the Closing Date, or the Subsequent Contribution Date, in the case of any Loans sold on any Subsequent Contribution Date;

     (c) CAC and the Servicer shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

     (d) CAC shall have filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(b);

     (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Funding, and Funding shall have received from CAC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Funding may reasonably have requested; and

     (f) On the Closing Date, CAC shall deliver to Funding and the Agent a Monthly Servicer's Certificate as of the Closing Date.

                                     ARTICLE VIII
                                 TERM AND TERMINATION

     SECTION 8.1. TERM. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the date following the earlier of (i) the date designated by Funding or CAC as the termination date at any time following sixty (60) day's written notice to the other (with a copy thereof to the Agent), (ii) upon the occurrence of an Event of Bankruptcy with respect to either Funding, CAC or the Servicer or (iii) the date on which either Funding or the Servicer becomes unable for any reason to purchase or re-purchase any Loan in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than thirty (30) days after written notice (any such date being a "TERMINATION DATE"); PROVIDED, HOWEVER, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of Funding in any Loan sold prior to such termination.

     SECTION 8.2. EFFECT OF TERMINATION. Following the termination of this Agreement pursuant to Section 8.1, CAC shall not contribute any Loans. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to CAC or Funding shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by CAC or Funding. Without limiting the foregoing, prior to termination, the failure of CAC to deliver computer records of Loans or any reports regarding the Loans shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to
Article V or Section 9.1 of this Agreement render an executed sale executory.

                                     ARTICLE IX
                               MISCELLANEOUS PROVISIONS

     SECTION 9.1. AMENDMENT. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by Funding and CAC and consented to in writing by the Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

     SECTION 9.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

     SECTION 9.3. NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (ii) if given by mail three Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3.

     (a)  in the case of Funding:

          CAC Funding Corp.

          Silver Triangle Building
          25505 West Twelve Mile Road
          Southfield, Michigan  48034-8339
          Attention:  Douglas W. Busk
          Telephone:  (248) 353-2700 (ext. 432)
          Telecopy:   (248) 827-8542

          with a copy to:

          NationsBank, N.A.
          NationsBank Corporate Center
          100 North Tryon Street
          NC1-007-10-07
          Charlotte, NC 28255
          Attention: Michelle M. Heath NC1-007-10-07
                    Structured Finance
          Telephone: (704) 386-7922
          Telecopy:  (704) 388-9169

     (b) in the case of CAC and in the case of the Servicer (for so long as the Server is CAC):

          Credit Acceptance Corporation
          Silver Triangle Building
          25505 West Twelve Mile Road
          Southfield, Michigan  48034-8339
          Attention:  Douglas W. Busk
          Telephone:  (248) 353-2700 (ext. 432)
          Telecopy:   (248) 827-8542

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     SECTION 9.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 9.5. ASSIGNMENT. This Agreement may not be assigned by the parties hereto, except that Funding may assign its rights hereunder pursuant to the Security Agreement to the Agent, for the benefit of Kitty Hawk and the Bank Investors, and that Kitty Hawk may assign any or all of its rights to any Liquidity Provider. Funding hereby notifies (and CAC hereby acknowledges that) Funding, pursuant to the Security Agreement, has assigned its rights hereunder to the Agent. All rights of Funding hereunder may be exercised by the Agent or its assignees, to the extent of their respective rights pursuant to such assignments.

     SECTION 9.6. FURTHER ASSURANCES. Funding, CAC and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties in order to more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Loans for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

     SECTION 9.7. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Funding, CAC or the Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

     SECTION 9.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.9. BINDING EFFECT; THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Agent, on behalf of Kitty Hawk and the Bank Investors, and any Liquidity Provider are intended by the parties hereto to be third-party beneficiaries of this Agreement.

     SECTION 9.10. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 9.11. HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 9.12. EXHIBITS. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Funding and CAC each have caused this Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

                    CAC FUNDING CORP.


                    By:       /S/ DOUGLAS W. BUSK
                       ------------------------------------
                    Name:          DOUGLAS W. BUSK
                         ------------------------------------
                    Title:         TREASURER
                         ------------------------------------



                    CREDIT ACCEPTANCE CORPORATION,
                       individually and as Servicer


                    By:       /S/ BRETT A. ROBERTS
                       ------------------------------------
                    Name:          BRETT A. ROBERTS
                         ------------------------------------
                    Title:         CFO
                          ------------------------------------


Acknowledged and agreed as
of the date first above written:

KITTY HAWK FUNDING CORPORATION


By:  /S/ RICHARD L. TAIANO
   ------------------------------------
Name:     RICHARD L. TAIANO
     ------------------------------------
Title:    VICE PRESIDENT
      ------------------------------------




NATIONSBANK, N.A., as Agent


By:       /S/ ROBERT R. WOOD
   ------------------------------------
Name:          ROBERT R. WOOD
     ------------------------------------
Title:         VICE PRESIDENT
       ------------------------------------